Media Contact: Jennifer Leggio Sourcefire 650-260-4025 jleggio@sourcefire.com	Investor Contact: Staci Mortenson ICR 203-682-8273 Staci.Mortenson@icrinc.com

SOURCEFIRE ANNOUNCES FIRST QUARTER 2012 RESULTS

First Quarter 2012:

•	Revenue: $46.3 million, an increase of 50% year-over-year

•	Adjusted Net Income: $3.4 million, or $0.11 per diluted share

COLUMBIA, Md., April 30, 2012 – Sourcefire, Inc. (Nasdaq:FIRE), a leader in intelligent cybersecurity solutions, today announced financial results for its fiscal first quarter ended March 31, 2012.

“Our unmatched set of solutions and strong execution by our sales channels drove our success this quarter.” said John Burris, CEO of Sourcefire. “Our results validate our Agile Security™ vision and reinforce that companies need our best-in-class solutions to be protected from the cloud to the core of the network. We offer unsurpassed protection on the industry’s highest performing platform. As we look to the future, we are confident in our ability to capture our share of an expanding market opportunity, and to continue to drive meaningful levels of growth.”

Financial Summary

•	Total Revenue - Revenue for the first quarter of 2012 was $46.3 million compared to $30.8 million in the first quarter of 2011, an increase of 50%.

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GAAP Net Income - Net income was $0.1 million for the first quarter of 2012, or $0.00 per diluted share, on the basis of generally accepted accounting principles (GAAP), compared with GAAP net income of $0.5 million, or $0.02 per diluted share, in the first quarter of 2011.

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Adjusted Net Income - Adjusted net income for the first quarter of 2012, which excludes stock-based compensation expense, amortization of acquired intangible assets and other acquisition-related expenses, and includes an assumed tax rate of 35%, was $3.4 million, or $0.11 per diluted share. This compares to adjusted net income of $1.2 million, or $0.04 per diluted share, for the first quarter of 2011, which excludes stock-based compensation expense, amortization of acquired intangible assets and other acquisition-related expenses, and includes an assumed tax rate of 35%.

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Cash and Cash Flow - As of March 31, 2012, the Company’s cash, cash equivalents and investments totaled $178.3 million. For the first quarter of 2012, net cash provided by operating activities was $19.7 million and the Company generated free cash flow of $17.1 million.

Recent Company Highlights

Revenue Growth

•	Increased U.S. commercial revenue to $20.8 million, up 28% over 1Q11.

•	Increased international revenue to $15.7 million, up 87% over 1Q11.

•	Increased U.S. federal sector revenue to $9.8 million, up 60% over 1Q11.

Innovation & Recognition

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Announced the first Next-Generation Intrusion Prevention System (NGIPS) which provides fully integrated and intelligent application control. Sourcefire is extending its Agile Security vision by providing the world’s first NGIPS to incorporate real-time contextual awareness and full-stack visibility, together with intelligent security automation and granular application control.

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Announced that Sourcefire’s Next-Generation Intrusion Prevention System (NGIPS) excels in security effectiveness, total cost of ownership and performance according to NSS Labs product analysis. FirePOWER™ appliances protected against 99 percent of all attacks, exceeding Sourcefire’s previous industry record of 98 percent set in 2011. One of the appliances, the 8260 NGIPS, tested at more than 30 Gpbs for real world traffic inspection.

Second Quarter 2012 Outlook

Based on information as of April 30, 2012, Sourcefire expects revenue for the second quarter of 2012 in the range of $46.5 million to $48.5 million, net income per diluted share in the range of $0.00 to $0.02 and, on an adjusted basis, net income per diluted share in the range of $0.12 to $0.14. Sourcefire’s expectation of adjusted net income per diluted share excludes stock-based compensation expense of $4.9 million to $5.1 million and amortization of acquired intangible assets and other acquisition-related expenses of approximately $1.0 million, and includes an assumed 35% tax rate.

Non-GAAP Measures

Adjusted Net Income, Adjusted Net Income per Share, Adjusted Income from Operations and Adjusted Income from Operations as a Percentage of Revenue: In evaluating the operating performance of its business, Sourcefire excludes certain charges and credits that are required by GAAP. Sourcefire believes these non-GAAP results provide useful information to both management and investors by excluding (i) stock-based compensation, which does not involve the expenditure of cash, (ii) amortization of acquisition-related intangible assets, which does not involve the expenditure of cash, and (iii) other acquisition–related expenses, which are unrelated to the ongoing operation of the Company’s business in the ordinary course. For 2012, based on its current tax structure, Sourcefire expects non-GAAP results to be adjusted to reflect the effect of an assumed tax rate of 35%. Sourcefire believes this adjustment provides useful information to both management and investors.

Free Cash Flow: Sourcefire defines free cash flow as net cash provided by operating activities minus capital expenditures. The Company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for strategic opportunities, including investing in the business, making strategic acquisitions and strengthening the balance sheet.

These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call and Webcast

On Monday, April 30, 2012 at 5:00 p.m. Eastern Time, Sourcefire will host a conference call to review these results. A listen-only web cast of the session will be available at http://investor.sourcefire.com.

Those wishing to participate in the live session should use the following numbers to dial in:

Calling from the United States or Canada: (877) 712-7037

Calling from other countries: (253) 237-1122

Pass code: 70080593

An online replay will be available at http://investor.sourcefire.com following the completion of the live call and will remain available for at least 90 days.

About Sourcefire

Sourcefire, Inc. (Nasdaq:FIRE), a world leader in intelligent cybersecurity solutions, is transforming the way global large- to mid-size organizations and government agencies manage and minimize network security risks. With solutions from a next-generation network security platform to advanced malware protection, Sourcefire provides customers with Agile Security™ that is as dynamic as the real world it protects and the attackers against which it defends. Trusted for more than 10 years, Sourcefire has been consistently recognized for its innovation and industry leadership with numerous patents, world-class research, and award-winning technology. Today, the name Sourcefire has grown synonymous with innovation, security intelligence and agile end-to-end security protection. For more information about Sourcefire, please visit www.sourcefire.com.

Sourcefire, the Sourcefire logo, Snort, the Snort and Pig logo, ClamAV, FireAMP, FirePOWER, FireSIGHT and certain other trademarks and logos are trademarks or registered trademarks of Sourcefire, Inc. in the United States and other countries. Other company, product and service names may be trademarks or service marks of others.

Cautionary Language Concerning Forward-Looking Statements

The statements contained in this release that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include expectations regarding financial results for the second quarter of 2012 and expectations of future growth.

Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Sourcefire, Inc. may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, the fact that the outlook for the second quarter of 2012 and expectations of future growth could change, and also include, without limitation, those risks and uncertainties described from time to time in the reports filed by Sourcefire, Inc. with the U.S. Securities and Exchange Commission. Sourcefire, Inc. undertakes no obligation to update any forward-looking statements.

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Sourcefire, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2012	2011
	(unaudited)	(unaudited)
Revenue:
Products	$25,693	$15,798
Technical support and professional services	20,609	14,984

Total revenue	46,302	30,782

Cost of revenue:
Products	8,489	4,735
Technical support and professional services	2,433	1,862

Total cost of revenue	10,922	6,597

Gross profit	35,380	24,185

Operating expenses:
Research and development	9,428	6,962
Sales and marketing	19,204	14,078
General and administrative	5,444	4,673
Depreciation and amortization	1,184	965

Total operating expenses	35,260	26,678

Income (loss) from operations	120	(2,493)
Other expense net	(3)	(6)

Income (loss) before income taxes	117	(2,499)
Provision (benefit) for income taxes	50	(2,959)

Net income	$67	$460

Net income per share - basic	$0.00	$0.02
Net income per share - diluted	$0.00	$0.02

Weighted average shares outstanding used in computing per share amounts:
Basic	29,226,842	28,235,751
Diluted	30,378,011	29,179,309

Stock-based compensation expense for the three months ended March 31, 2012 and 2011 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended March 31,
	2012	2011
	(unaudited)	(unaudited)
Cost of revenue (product)	$78	$59
Cost of revenue (services)	166	110

Stock-based comp expense included in cost of revenue	244	169

Research and development	972	697
Sales and marketing	1,746	1,324
General and administrative	1,145	993

Stock-based comp expense included in operating expenses	3,863	3,014

Total stock-based compensation expense	$4,107	$3,183

Sourcefire, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2012	December 31, 2011
	(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$77,389	$59,407
Investments	100,876	98,407
Accounts receivable, net	39,858	54,914
Inventory	5,293	4,285
Deferred tax assets	11,319	11,339
Prepaid expenses and other current assets	7,877	7,718
Property and equipment, net	13,575	12,233
Goodwill	15,000	15,000
Intangible assets, net	5,481	5,822
Other long-term assets	16,005	14,802

Total assets	$292,673	$283,927

Liabilities
Accounts payable and accrued expenses	$20,137	$23,237
Deferred revenue	65,313	61,570
Other liabilities	1,300	1,263

Total liabilities	86,750	86,070

Stockholders’ Equity
Common stock	29	28
Additional paid-in capital	221,354	213,402
Accumulated deficit	(15,482)	(15,549)
Accumulated other comprehensive income (loss)	22	(24)

Total stockholders’ equity	205,923	197,857

Total liabilities and stockholders’ equity	$292,673	$283,927

Sourcefire, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2012	2011
	(unaudited)	(unaudited)

Net income	$67	$460

Adjustments to reconcile net income to net cash provided by operating activities	19,610	6,798

Net cash provided by operating activities	19,677	7,258

Net cash used in investing activities	(5,536)	(8,078)

Net cash provided by financing activities	3,841	681

Net increase (decrease) in cash and cash equivalents	17,982	(139)

Cash and cash equivalents at beginning of period	59,407	54,410

Cash and cash equivalents at end of period	$77,389	$54,271

Sourcefire, Inc.

Reconciliation of Non-GAAP Measures to GAAP

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2012	2011
	(unaudited)	(unaudited)
Reconciliation of adjusted income from operations:
GAAP income (loss) from operations	$120	$(2,493)
Amortization of acquisition-related intangible assets	342	252
Other acquisition-related expenses*	667	789
Stock-based compensation expense	4,107	3,183

Adjusted income from operations	$5,236	$1,731

Adjusted income from operations as % of total revenue	11.3%	5.6%

Reconciliation of adjusted net income:
GAAP net income	$67	$460
Stock-based compensation expense	4,107	3,183
Amortization of acquisition-related intangible assets	342	252
Other acquisition-related expenses**	667	903
Tax credit for research and experimentation	—	(2,001)
Income tax adjustment***	(1,782)	(1,602)

Adjusted net income	$3,401	$1,195

Adjusted net income per share - basic	$0.12	$0.04
Adjusted net income per share - diluted	$0.11	$0.04

Weighted average number of shares - basic	29,226,842	28,235,751
Weighted average number of shares - diluted	30,378,011	29,179,309

*	Includes the accrual of retention obligations related to the hiring of former Immunet employees and other acquisition-related costs.
**	Includes the accrual of retention obligations related to the hiring of former Immunet employees, the increase in the fair value of acquisition-related contingent consideration and other acquisition-related costs.
***	Income tax adjustment is used to adjust the GAAP provision for income taxes to a Non-GAAP provision for income taxes utilizing an estimated tax rate of 35%.

Reconciliation of net cash provided by operating activities to free cash flow:

	Three Months Ended March 31,
	2012	2011
	(unaudited)	(unaudited)

Net cash provided by operating activities	$19,677	$7,258
Purchase of property and equipment	(2,542)	(1,273)

Free Cash Flow	$17,135	$5,985

Sourcefire, Inc.

Supplemental Operating Data

	Three Months Ended March 31,
	2012	2011
	(unaudited)	(unaudited)

Number of deals in excess of $500,000	12	12
Number of deals in excess of $100,000	79	53
Number of new customers	84	64
Percentage of channel-influenced deals	51%	50%
Total channel partners	637	305
Number of full-time employees at end of period	489	407

Revenue Composition by Geography:
United States	66%	73%
International	34%	27%

Total	100%	100%

Revenue Composition by Business Distribution:
Existing customer product revenue	34%	41%
New customer product revenue	22%	11%
Recurring support services revenue	41%	45%
Professional services revenue	3%	3%

Total	100%	100%